Exhibit 16.1

April 22, 2010

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Ladies and Gentlemen:

We have read First Community Financial Corporation’s disclosure set forth in Item 4.01, “Changes in Registrant’s Certifying Accountant”, of First Community Financial Corporation’s Current Report on Form 8-K/A dated April 15, 2010 (the “Current Report”) and are in agreement with the disclosure in the Current Report, insofar as it pertains to our firm.

Sincerely,

/s/ ParenteBeard LLC